As filed with the Securities and Exchange Commission on February 22, 2010

Registration No. 333-____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HECLA MINING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0664171
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815

(208) 769-4100

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

David C. Sienko, Esq.

Vice President and General Counsel

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815

(208) 769-4100

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Donald J. Bingle, Esq.

K&L Gates LLP

70 West Madison Street, Suite 3100

Chicago, Illinois 60602

(312) 372-1121

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company.” See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.25 per share (4)	(1)(2)	(1)(2)	(1)(2)	(3)
Preferred Stock, par value $0.25 per share (4)	(1)(2)	(1)(2)	(1)(2)	(3)
Warrants	(1)(2)	(1)(2)	(1)(2)	(3)
Debt Securities	(1)(2)	(1)(2)	(1)(2)	(3)

(1)	Not applicable pursuant to Form S-3 General Instruction II(E). Also see footnote (3) below.
(2)	An indeterminate aggregate initial offering price or number of shares of common stock, preferred stock, warrants, and debt securities of Hecla Mining Company is being registered as may from time to time be issued at indeterminate prices.
(3)	In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee.
(4)	Also includes such indeterminate shares of common and preferred stock of Hecla Mining Company as shall be issuable upon conversion or exercise of any warrants, preferred stock or debt securities which are convertible into, or exercisable for, such common stock or preferred stock.

PROSPECTUS

Hecla Mining Company

Common Stock

Preferred Stock

Warrants

Debt Securities

We may offer and sell from time to time, in one or more offerings, shares of our common stock, preferred stock, warrants, and debt securities.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer and sell these securities through one or more underwriters, dealers and agents, underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis.

The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. Our common stock is listed on the New York Stock Exchange under the trading symbol “HL”. The prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 22, 2010.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided in this prospectus, any prospectus supplement, the documents incorporated by reference or any other offering material is accurate as of any date other than the date on the front of those documents, as applicable.

PROSPECTUS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell common stock, preferred stock, warrants, and debt securities as described in this prospectus, in one or more offerings.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. This prospectus provides you with a general description of the common stock and other securities that we may offer. Each time we sell common stock or other securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the common stock or other securities offered. The prospectus supplements may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, file reports and other information with the SEC. Our file number with the SEC is 1-8491. Statements contained in this prospectus and any accompanying prospectus supplement or other offering material about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Hecla,” “we,” “our” or “us” refer to Hecla Mining Company and its subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information provided in this prospectus, any prospectus supplement or any other offering material is accurate as of any date other than the date on the front of those documents, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and other public filings (including information incorporated by reference) are “forward-looking statements” and are intended to be covered by the safe harbor provided for under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our forward-looking statements include our current expectations and projections about future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words such as “may,” “might,” “will,” “expect,” “anticipate,” “believe,” “could,” “intend,” “plan,” “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

These risks, uncertainties and other factors include, but are not limited to, those set forth under “Risk Factors” included under Item 1A. to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is incorporated by reference in this prospectus. Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. Projections included in such risk factors have been prepared based on assumptions, which we believe to be reasonable, but not in accordance with United States generally accepted accounting principles (“GAAP”) or any guidelines of the Securities and Exchange Commission (“SEC”). Actual results will vary, perhaps materially, and we undertake no obligation to update the projections at any future date. You are strongly cautioned not to place undue reliance on such projections. All subsequent written and oral forward-looking statements attributable to Hecla Mining Company or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as required by federal securities laws, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

HECLA MINING COMPANY

Hecla Mining Company has provided precious and base metals to the U.S. economy and worldwide since its incorporation in 1891 (in this report, “we” or “our” or “us” refers to Hecla Mining Company and our affiliates and subsidiaries). We discover, acquire, develop, produce, and market silver, gold, lead and zinc. In doing so, we intend to manage our business activities in a safe, environmentally responsible and cost-effective manner.

We produce lead, zinc and bulk concentrates, which we sell to custom smelters, and unrefined gold bullion bars (doré), which may be sold as doré or further refined before sale to precious metals traders. We are organized and managed into two segments that encompass our operating units: the Greens Creek and Lucky Friday units.

The map below shows the locations of our operating units and our exploration projects, as well as our corporate offices located in Coeur d’Alene, Idaho and Vancouver, British Columbia.

Our principal executive offices are located at 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408. Our telephone number is (208) 769-4100. Our web site address is www.hecla-mining.com.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds of any securities sold for general corporate purposes.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table shows our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods indicated.

	Year Ended December 31,
	2009	2008	2007	2006	2005
Ratio of earnings to fixed charges	5.3	(1)	64.1	46.2	(1)
Ratio of earnings to combined fixed charges and preferred stock dividends	2.7	(2)	30.8	31.8	(2)

(1)	Earnings were insufficient to cover fixed charges in the following amounts: $33.4 million in 2008 and $17.4 million in 2005.
(2)	Earnings were insufficient to cover fixed charges and preferred dividends in the following amounts: $48.6 million in 2008 and $17.9 million in 2005.

In December 2007, we sold 2,012,500 shares of 6.5% Mandatory Convertible Preferred Stock, all of which remain outstanding.

Please refer to Exhibit 12 filed with the Registration Statement of which this prospectus is a part for additional information regarding the ratio of earnings to cover fixed charges and preferred dividends.

DESCRIPTION OF CAPITAL STOCK

The following summary is not complete. You should refer to the applicable provisions of our Certificate of Incorporation, as amended, and our Bylaws, as amended, and to Delaware corporate law for a complete understanding of the terms and rights of our common and preferred stock.

Common Stock

We are authorized to issue 400,000,000 shares of common stock, $0.25 par value per share, of which 242,028,528 shares of common stock were outstanding as of February 16, 2010. All of our currently outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “HL”.

Subject to the rights of the holders of any outstanding shares of preferred stock, each share of common stock is entitled to: (i) one vote on all matters presented to the stockholders, with no cumulative voting rights; (ii) receive such dividends as may be declared by the Board of Directors out of funds legally available therefore; and (iii) in the event of our liquidation or dissolution, share ratably in any distribution of our asset.

Holders of shares of common stock do not have preemptive rights or other rights to subscribe for unissued or treasury shares or securities convertible into such shares, and no redemption or sinking fund provisions are applicable. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Our Charter authorizes us to issue 5,000,000 shares of preferred stock, par value $0.25 per share. The preferred stock is issuable in series with such voting rights, if any, designations, powers, preferences and other rights and such qualifications, limitations and restrictions as may be determined by our Board of Directors. The Board may fix the number of shares constituting each series and increase or decrease the number of shares of any series. As of December 31, 2009, 2,170,316 shares were outstanding, including 157,816 shares of Series B Preferred Stock. All of the shares of our Series B Preferred Stock are listed on the New York Stock Exchange under the symbol “HL PB.” In December of 2007, we sold 2,012,500 shares of 6.5% Mandatory Convertible Preferred Stock for proceeds of $194.9 million, net of $6.4 million in related costs. Shares of our Mandatory Convertible Preferred Stock are listed on the New York Stock Exchange under the symbol “HL PrC.”

In connection with the Fourth Amendment of our credit agreement in February 2009, we established a new series of 12% Convertible Preferred Stock. Pursuant to the amended and restated credit agreement, 42,621 shares of the 12% Convertible Preferred Stock were issued to the lenders in February 2009 and valued at $4.3 million at the time of issuance. In addition, we agreed to issue to the lenders an aggregate amount of 12% Convertible Preferred Stock equal to 3.75% of the aggregate principal amount of the term facility outstanding on each subsequent July 1st and January 1st that the term loan is outstanding until the term facility is paid in full. However, we entered into a Fifth Amendment of our credit agreement in June 2009 which waived, through September 15, 2009, the 3.75% semiannual fee to be paid in the 12% Convertible Preferred Stock. The fee waiver was extended in September 2009 for an additional month, until October 15, 2009, and we repaid the remaining outstanding principal balance on the credit facility on October 14, 2009.

In July of 2009, certain holders of 12% Convertible Preferred Stock converted 13,700 shares of their preferred stock into 828,326 shares of Common Stock pursuant to the Certificate of Designations of the remaining 12% Convertible Preferred Stock. In October of 2009, the holders of the 12% Convertible Preferred Stock converted their remaining 28,921 preferred shares into 1,801,171 shares of Common Stock pursuant to the Certificate of Designations, and there are no longer any shares of 12% Convertible Preferred Stock outstanding.

Ranking

The Series B and Mandatory Convertible preferred stock series rank on parity with respect to each other, and rank senior to our common stock and any shares of Series A preferred shares with respect to payment of dividends, and amounts upon liquidation, dissolution or winding up.

While any shares of Series B and Mandatory Convertible preferred stock are outstanding, we may not authorize the creation or issue of any class or series of stock that ranks senior to the Series B and Mandatory Convertible preferred stock as to dividends or upon liquidation, dissolution or winding up without the consent of the holders of 66 2/3% of the outstanding shares of Series B and Mandatory Convertible preferred stock and any other series of preferred stock ranking on a parity with respect to the Series B or Mandatory Convertible preferred stock as to dividends and upon liquidation, dissolution or winding up, voting as a single class without regard to series. However, we may create additional classes of parity stock or junior stock, increase the authorized number of shares of parity stock or junior stock or issue series of parity or junior stock without such consent. See “Voting Rights.”

Dividends

Series B preferred stockholders are entitled to receive, when, as and if declared by the Board of Directors out of our assets legally available therefor, cumulative cash dividends at the rate per annum of $3.50 per share of Series B Preferred Stock. Dividends on the Series B Preferred Stock are payable quarterly in arrears on October 1, January 1, April 1 and July 1 of each year (and, in the case of any undeclared and unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board of Directors), at such annual rate. Dividends are cumulative from the date of the original issuance of the Series B Preferred Stock, whether or not in any dividend period or periods we have assets legally available for the payment of such dividends. Accumulations of dividends on shares of Series B Preferred Stock do not bear interest. We declared and paid our regular quarterly dividend of $0.875 per share on the outstanding Preferred B shares through the fourth quarter of 2009. We have also declared (but not yet paid) our regular quarterly dividend for the first quarter of 2010 payable April 1, 2010.

Dividends on our Mandatory Convertible Preferred Stock are payable on a cumulative basis when, as, and if declared by our board of directors, at an annual rate of 6.5% per share on the liquidation preference of $100 per share in cash, common stock, or a combination thereof, on January 1, April 1, July 1, and October 1 of each year to, and including, January 1, 2011. Dividends may be paid in cash or in shares of Common Stock, subject to certain valuation procedures and limitations. We declared and paid our quarterly dividends on the Mandatory Convertible Preferred Stock through the fourth quarter of 2009. We have also declared (but not yet paid) our regular quarterly dividend for the first quarter of 2010 payable April 1, 2010.

Redemption

The Series B Preferred Stock is redeemable at our option, in whole or in part, at $50 per share, plus, in each case, all dividends undeclared and unpaid on the Series B Preferred Stock up to the date fixed for redemption, upon giving notice as provided below. The Mandatory Convertible Preferred Stock is not redeemable.

Liquidation Preference

The Series B preferred stockholders are entitled to receive, in the event that we are liquidated, dissolved or wound up, whether voluntary or involuntary, $50 per share of Series B preferred stock plus an amount per share equal to all dividends undeclared and unpaid thereon to the date of final distribution to such holders (the “Liquidation Preference”), and no more. Until the Series B preferred stockholders have been paid the Liquidation Preference in full, no payment will be made to any holder of Junior Stock upon our liquidation, dissolution or winding up. The term “Junior Stock” means our common stock and any other class of our capital stock issued and outstanding that ranks junior as to the payment of dividends or amounts payable upon liquidation, dissolution and winding up to the Series B preferred stock. As of December 31, 2009 and 2008, our Series B preferred stock had a liquidation preference of $8.6 million and $8.0 million, respectively.

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $100 per share of the mandatory convertible preferred stock, plus an amount equal to accumulated and unpaid dividends on the shares to the date fixed for liquidation, winding-up or dissolution. The amounts payable with respect to the liquidation preference are to be paid out of our assets available for distribution to our shareholders, after satisfaction of liabilities to our creditors and distributions to holders of senior stock, and before any payment or distribution is made to holders of Junior Stock (including our common stock). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the liquidation preference, plus an amount equal to accumulated and unpaid dividends of the Mandatory Convertible Preferred Stock and all parity stock, are not paid in full, the holders of the Mandatory Convertible Preferred Stock and the parity stock will share equally and ratably in any distribution of our assets. The distribution of our assets will be shared in proportion to the liquidation preference and an amount equal to accumulated and unpaid dividends to which they are entitled. After payment of the full amount of the liquidation preference and an amount equal to accumulated and unpaid dividends to which they are entitled, the holders of the Mandatory Convertible Preferred Stock will have no right or claim to any of our remaining assets. As of December 31, 2009 and 2008, our Mandatory Convertible Preferred Stock had a liquidation preference of $217.6 million and $204.5 million, respectively.

Voting Rights

Except in certain circumstances and as otherwise from time to time required by applicable law, the Series B and Mandatory Convertible preferred stockholders have no voting rights and their consent is not required for taking any corporate action. When and if the Series B preferred stockholders are entitled to vote, each holder will be entitled to one vote per share. When and if the Mandatory Convertible preferred shareholders are entitled to vote, the number of votes that each share of the Mandatory Convertible Preferred Stock shall have shall be in proportion to the liquidation preference of such share.

Conversion

Each share of Series B preferred stock is convertible, in whole or in part at the option of the holders thereof, into shares of common stock at a conversion price of $15.55 per share of common stock (equivalent to a conversion rate of 3.2154 shares of common stock for each share of Series B preferred stock). The right to convert shares of Series B preferred stock called for redemption will terminate at the close of business on the day preceding a redemption date (unless we default in payment of the redemption price).

Each share of our Mandatory Convertible Preferred Stock will automatically convert on January 1, 2011, into between 8.4502 and 10.3093 shares of our common stock, representing a minimum of 17,006,028 common shares and a maximum of 20,747,467 common shares that can be issued, subject to anti-dilution adjustments. At any time prior to January 1, 2011, holders may elect to convert each share of our Mandatory Convertible Preferred Stock into shares of common stock at the minimum conversion rate of 8.4502, subject to anti-dilution adjustments. In the event of a cash acquisition of us, under certain circumstances the conversion rate will be adjusted during the cash acquisition conversion period. The effective provisional conversion rate as of December 31, 2009 was 10.3093 shares of common stock per one share of Mandatory Convertible Preferred Stock.

Provisions with Possible Anti-Takeover Effects

The provisions in our certificate of incorporation, as amended, our by-laws, as amended, and Delaware law could make it more difficult for a third party to acquire control of us, even if that transaction would be beneficial to stockholders. These impediments include:

•	the classification of our board of directors into three classes serving staggered three-year terms, which makes it more difficult to quickly replace board members;

•	the ability of our board of directors to issue shares of preferred stock with rights as it deems appropriate without stockholder approval;

•	a provision that special meetings of our board of directors may be called only by our chief executive officer or a majority of our board of directors;

•	a provision that special meetings of stockholders may only be called pursuant to a resolution approved by a majority of our entire board of directors;

•	a prohibition against action by written consent of our stockholders;

•	a provision that our board members may only be removed for cause and by an affirmative vote of at least 80% of the outstanding voting stock;

•	a provision that our stockholders comply with advance-notice provisions to bring director nominations or other matters before meetings of our stockholders;

•

a prohibition against certain business combinations with an acquirer of 15% or more of our common stock for three years after such acquisition unless the stock acquisition or the business combination is approved by our board prior to the acquisition of the 15% interest, or after such acquisition our board and the holders of two-thirds of the other common stock approve the business combination; and

•

a prohibition against our entering into certain business combinations with interested stockholders without the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of voting stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, preferred stock, or common stock or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement. We will distribute a prospectus supplement with regard to each issue or series of warrants.

Warrants to Purchase Debt Securities

Each prospectus supplement for warrants to purchase debt securities will describe:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	if applicable, the number of the warrants issued with a specified principal amount of our debt securities or each share of our preferred stock or common stock;

•	if applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

•	the principal amount of and exercise price for debt securities that may be purchased upon exercise of each debt warrant;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other material terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Certificates for warrants to purchase debt securities will be exchangeable for new debt warrant certificates of different denominations. Warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement.

Warrants to Purchase Preferred Stock and Common Stock

Each prospectus supplement for warrants to purchase preferred stock or common stock, will describe:

•	the title of the warrants;

•	the securities for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	if applicable, the number of the warrants issued with each share of our preferred stock or common stock;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	any provisions for adjustment of the number or amount of shares of our preferred stock or common stock receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, a discussion of material federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase the principal amount of debt securities or shares of preferred stock or common stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities or shares of preferred stock or common stock to be purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock, including:

•

in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF DEBT SECURITIES

The following sets forth certain general terms and provisions of the indentures under which the debt securities may be issued. Any such indentures would be between us and the trustee named therein. The particular terms of the debt securities to be sold by us, including the identity of the trustee, will be set forth in a prospectus supplement relating to such debt securities.

The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the prospectus supplement. As indicated in the applicable prospectus supplement, the debt securities will either be senior debt, senior to all future subordinated indebtedness of the Company and pari passu with other current and future unsecured, unsubordinated indebtedness of the Company or, in the alternative, subordinated debt subordinate in right of payment to current and future senior debt or pari passu with other future subordinated indebtedness of the Company. The debt securities will be issued under an indenture in the form that will be or has been filed as an exhibit to an amendment to the registration statement of which this prospectus is a part, or as an exhibit to a document filed under the Securities Exchange Act of 1934 and incorporated by reference herein, in each case subject to such amendments or supplemental indentures as are adopted from time to time. The indentures will be executed by the Company and one or more trustees. The following summary of certain provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by, reference to all the provisions of the indentures, including the definitions therein of certain terms. Wherever particular sections or defined terms of the indentures are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.

General

Unless otherwise indicated in a prospectus supplement, the indentures under which we may issue the debt securities will have the following provisions.

The indentures will not limit the amount of debt securities that may be issued thereunder. Reference is made to the prospectus supplement of the following terms of the debt securities offered pursuant thereto: (i) designation (including whether they are senior debt or subordinated debt and whether such debt is convertible), aggregate principal amount, purchase price and denomination; (ii) the date of maturity; (iii) interest rate or rates (or method by which such rate will be determined), if any; (iv) the dates on which any such interest will be payable and the method of payment (cash or common stock); (v) the place or places where the principal of and interest, if any, on the debt securities will be payable; (vi) any redemption or sinking fund provisions; (vii) any rights of the holders of debt securities to convert the debt securities into other securities or property of the Company; (viii) the terms, if any, on which such debt securities will be subordinate to other debt of the Company; (ix) if other than the principal amount hereof, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy; (x) any events of default in addition to or in lieu of those described herein and remedies therefor; (xi) any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities; (xii) listing (if any) on a securities exchange; (xiii) whether such debt securities will be certificated or in book-entry form; and (xiv) any other specific terms of the debt securities, including any additional events of default or covenants provided for with respect to debt securities, and any terms that may be required by or advisable under United States laws or regulations.

Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement. The Company may charge a reasonable fee for such services, subject to the limitations provided in the indentures.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that, at the time of issuance, is below the prevailing market rate, will be sold at a discount below its stated principal amount. Special United States federal income tax considerations applicable to any such discounted debt securities or to any debt securities issued at par that is treated as having been issued at a discount for United States income tax purposes will be described in the relevant prospectus supplement.

The indentures will not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under “— Consolidation, Merger and Sale of Assets.” The Company’s certificate of incorporation, as amended, also contains other provisions that may prevent or limit a change of control.

Modification and Waiver

Each indenture will provide that modifications and amendments of such indenture may be made by the Company and the applicable trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities issued under such indenture that are affected by the modification or amendment voting as one class; provided that no such modification or amendment may, without the consent of the holder of each such debt security affected thereby, among other things: (1) reduce the amount of debt securities whose holders must consent to an amendment; (2) reduce the interest on or change the time for payment of interest on any Security; (3) reduce the Principal of or change the fixed maturity of any Security; (4) reduce the premium payable upon the redemption of any Security or change the time at which any

Security may or shall be redeemed; (5) make any Security payable in money other than that stated in the Security; (6) make any change that adversely affects the right to convert any Security; or (7) make any change that adversely affects the preference or priority of the Security. Any amendment or waiver that waives, changes or eliminates any covenant or other provision of the Indenture that has expressly been included solely for the benefit of one or more particular Series, or that modifies the rights of the Holders of Securities of such Series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other Series.

Each indenture will provide that a supplemental indenture that changes or eliminates any covenant or other provision of such indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under such indenture of the holders of debt securities of any other series.

The indenture in the form that will be or has been filed as an exhibit to an amendment to the registration statement of which this prospectus is a part, or as an exhibit to a document filed under the Securities Exchange Act of 1934 and incorporated by reference herein, and each supplemental indenture entered into thereunder, will provide that the Company and the applicable trustee may, without the consent of the holders of any series of debt securities issued thereunder, amend the indentures or enter into supplemental indentures for one or more of the following purposes: (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants, agreements and obligations of the Company in such indenture and in the debt securities issued thereunder, (2) to cure any ambiguity, defect or inconsistency; (3) to make any change that does not adversely affect the interests of the holders of any series of debt securities issued thereunder; (4) to establish the form and terms of debt securities issued thereunder; (5) to set forth the conversion rights of any series; and (6) to set forth the provisions regarding subordination of any series.

Events of Default

Unless otherwise provided in any prospectus supplement, the following will be events of default under each indenture with respect to each series of debt securities issued thereunder: (1) the Company defaults in the payment of interest on any Security of that Series when the same becomes due and payable and such Default continues for a period of 30 days; (2) the Company defaults in the payment of the principal of any security of that series when the same becomes due and payable at maturity, upon redemption or otherwise; (3) the Company fails to comply with any of its other agreements in the securities of that series or the indenture with respect to that series and such failure continues for the period and after the notice specified in the applicable indenture; (4) the Company pursuant to or within the meaning of any bankruptcy law: (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors; (5) a court of competent jurisdiction enters an order or decree under any bankruptcy law that: (A) is for relief against the Company in an involuntary case, (B) appoints a custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days; or (6) an Event of Default provided in the establishing Securities Resolution or supplemental indenture for that Series occurs. Any event of default with respect to particular series of debt securities under the indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series (voting as a class), except in each case a failure to pay principal or interest on such debt securities or a default in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.

The Company will be required to furnish to each trustee annually a statement as to its compliance with all conditions and covenants in the applicable indenture.

Each indenture will contain a provision entitling the applicable trustee to be indemnified by the holders of debt securities before proceeding to exercise any trust or power under such indenture at the request of such holders. Each indenture will provide that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the applicable trustee or of exercising any trust or power conferred upon the applicable trustee with respect to the debt securities of such series; provided, however, that the applicable trustee may decline to follow any such direction if, among other reasons, the applicable trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the applicable trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to the applicable indenture will be subject to certain conditions precedent including, without limitation, that the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding under such indenture make a request upon the applicable trustee to exercise its powers under such indenture, indemnify the applicable trustee and afford the applicable trustee reasonable opportunity to act, but the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.

Consolidation, Merger and Sale of Assets

Each indenture will provide that the Company may not consolidate with, merge into or sell, convey or lease all or substantially all of its assets to any person unless the Company is the surviving corporation or the successor person is a corporation organized under the laws of any domestic or Canadian jurisdiction and assumes the Company’s obligations on the debt securities issued thereunder, and under such indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing, and that certain other conditions are met.

Certain Covenants

Payment of Securities. The Company shall pay the principal of and interest on the securities of any series on the dates and in the manner provided in the securities of such series and the Indenture. Principal and interest shall be considered paid on the date due if the paying agent holds in accordance with the indenture by 11:00 a.m. New York time on that date money sufficient to pay all principal and interest then due and the paying agent is not prohibited from paying such money to the holders of such series on such date pursuant to the terms of this indenture. The Company shall pay interest on overdue Principal of any Series at the rate borne by the Securities of any Series; it shall pay interest on overdue Defaulted Interest at the same rate to the extent lawful.

SEC Reports. The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The Company will cause any quarterly and annual reports which it makes available to its stockholders to be mailed to the Holders. The Company will also comply with the other provisions of TIA § 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Compliance Certificate. The Company shall deliver to the Trustee, within 105 days after the end of each fiscal year of the Company, a brief certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, as to the signer’s knowledge of the Company’s compliance with all conditions and covenants contained in this Indenture (determined without regard to any period of grace or requirement of notice provided herein).

Notice of Certain Events. The Company shall give prompt written notice to the Trustee and any Paying Agent with respect to any Series of (i) any Proceeding, (ii) any Default or Event of Default, (iii) any cure or waiver of any Default or Event of Default, and (iv) if and when the Securities of such Series are listed on any stock exchange.

Additional Covenants. Any additional covenants of the Company with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.

Discharge, Defeasance and Covenant Defeasance

Each indenture will provide with respect to each series of debt securities issued thereunder that the Company may terminate its obligations under such debt securities of a series and such indenture with respect to debt securities of such series when (1) either (A) all securities theretofore authenticated and delivered (other than (i) securities which have been destroyed, lost or stolen and which have been replaced or paid and (ii) securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or (B) all such securities not theretofore delivered to the trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their stated maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Company, and the Company in the case of (i), (ii), and (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for Principal and interest to the date of such deposit (in the case of securities which have become due and payable) or to the stated maturity or redemption date, as the case may be; (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Thereafter, only the Company’s obligations to compensate and indemnify the applicable trustee and its right to recover excess money held by the applicable trustee shall survive.

Applicable Law

The indentures will provide that the debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold by us:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us to purchasers, through a specific bidding or auction process or otherwise; or

•	through a combination of any such methods of sale.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act of 1933.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act of 1933, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 that stabilize, maintain or otherwise affect the price of the offered securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. In addition, our common stock is listed and traded on the New York Stock Exchange. You may also inspect the information we file with the SEC at the offices of the NYSE at 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available through our web site at http://www.hecla-mining.com. However, information on our web site is not incorporated into this prospectus or our other SEC filings and is not a part of this prospectus or those filings.

This prospectus is part of a registration statement filed by us with the SEC. The exhibits to our registration statement or to documents filed under the Securities Exchange Act of 1934 and incorporated by reference herein contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated above, or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another filed document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. Accordingly, we incorporate by reference the following documents or information filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which we filed with the SEC on February 17, 2010;

•	Current Report on Form 8-K, which we filed with the SEC on February 2, 2010;

•	The description of our capital stock contained in our Form 8-B filed with the SEC on May 6, 1983; and

•

All documents filed by us in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of an offering under this prospectus, other than documents or information deemed furnished and not filed in accordance with SEC rules.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, without charge, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated by reference into this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct requests for such copies to:

Hecla Mining Company

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815

Attention: Investor Relations

Telephone (208) 769-4100

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, David C. Sienko, our General Counsel, will pass upon certain legal matters for us in connection with the securities offered by this prospectus.

EXPERTS

The consolidated financial statements as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus and in the Registration Statement by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 have been so incorporated in reliance on the reports of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses (excluding underwriting discounts and commissions) are estimated to be as follows:

Securities and Exchange Commission Registration Fee	$	#
Trustee Fees		15,000
Transfer Agents’ Fees and Expenses		2,000
Printing and Engraving Fees and Expenses		15,000
Accounting Fees and Expenses		30,000
Legal Fees		75,000
Miscellaneous		5,000

Total		$142,000

#	To be determined. The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and 457(r).

Item 15.	Indemnification of Directors and Officers.

We are organized under the Delaware General Corporation Law (DGCL) which empowers Delaware corporations to indemnify any director or officer, or former director or officer, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such action, suit or proceeding, provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer has no reasonable cause to believe his conduct was unlawful.

The DGCL also empowers Delaware corporations to provide similar indemnity to any director or officer, or former director or officer, for expenses, including attorneys’ fees, actually and reasonably incurred by the person in connection with the defense or settlement of actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation, except in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL further provides that (i) to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding described above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person, in connection therewith; and (ii) indemnification and advancement of expenses provided for, by, or granted pursuant to, the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

The DGCL permits a Delaware corporation to purchase and maintain on behalf of any director or officer, insurance against liabilities incurred in such capacities. The DGCL also permits a corporation to pay expenses incurred by a director or officer in advance of the final disposition of an action, suit or proceeding, upon receipt of an undertaking by the director or officer to repay such amount if it is determined that such person is not entitled to indemnification.

The DGCL further permits a corporation, in its original certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty except: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Our certificate of incorporation, as amended, eliminates the personal liability of directors to us or our stockholders for monetary damages for breach of fiduciary duty to the extent permitted by Delaware law. Our certificate of incorporation, as amended, and by-laws, as amended, provide that we will indemnify our officers and directors to the fullest extent permitted by Delaware law.

In addition, we have entered into an Indemnification Agreement with each of our officers and directors, which states that if the officer or director that is a party to the agreement was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to, or witness or other participant in, any threatened, pending, or completed action, suit, or proceeding or any inquiry or investigation, whether conducted by us or any other party, by reason of (or arising in part out of) any event or occurrence related to the fact that the officer or director is or was our director, officer, employee, agent, or fiduciary or is or was serving at our request as a director, officer, employee, trustee, agent, or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise or by reason of anything done or not done by the officer or director that is a party to the agreement in any such capacity, we shall indemnify such officer or director to the fullest extent permitted by law and New York Stock Exchange requirements against any and all attorneys’ fees and all other costs, expenses, and obligations paid or incurred in connection with investigating, defending, being a witness in, or participating in any claim described above, and judgments, fines, penalties, and amounts paid in settlement of any claim described above, provided that a member or members of our board of directors has not concluded upon review of the claim that the director or officer party to the agreement would not be permitted to be indemnified under applicable law. Prior to our change in control, as defined in the agreement, the director or officer who is a party to the agreement will not be entitled to indemnification in connection with any claim described above by such officer or director against us or any of our other directors or officers except under certain circumstances. In the event of a change in control, as defined in the agreement, other than a change in control which has been approved by a majority of our board of directors who were directors immediately prior to such change in control, then with respect to all matters thereafter rising concerning the rights of the director or officer party to the agreement to indemnity payments, we are required to seek legal advice only from special, independent counsel selected by such officer or director and approved by us.

The foregoing statements are subject to the detailed provisions of the DGCL and our certificate of incorporation, as amended and our bylaws, as amended.

Item 16.	List of Exhibits.

The Exhibits to this registration statement are listed in the Index to Exhibits on page II-7.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on February 22, 2010.

HECLA MINING COMPANY

By	/S/ PHILLIPS S. BAKER
Name:	Phillips S. Baker
Title:	Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and James A. Sabala, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 22nd day of February, 2010.

Signature	Title

/S/ PHILLIPS S. BAKER	Chief Executive Officer, President and Director (principal executive officer)
Phillips S. Baker

/S/ JAMES A. SABALA	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)
James A. Sabala

/S/ JOHN H. BOWLES	Director
John H. Bowles

/S/ DAVID J. CHRISTENSEN	Director
David J. Christensen

/S/ TED CRUMLEY	Director
Ted Crumley

/S/ GEORGE R. NETHERCUTT, JR.	Director
George R. Nethercutt, Jr.

/S/ TERRY V. ROGERS	Director
Terry V. Rogers

/S/ CHARLES B. STANLEY	Director
Charles B. Stanley

/S/ ANTHONY P. TAYLOR	Director
Anthony P. Taylor

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

1.1	Forms of Underwriting Agreement (to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934 and incorporated herein by reference herein).

3.1	Certificate of Incorporation of the Registrant as amended to date. Filed as exhibit 3.1 to Registrant’s Form 10-K for the year ended December 31, 2009 (File No. 1-8491), and incorporated herein by reference.

3.2	Bylaws of the Registrant as amended to date. Filed as exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on December 6, 2007 (File No. 1-8491), and incorporated herein by reference.

4.1(a)	Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant. Filed as part of exhibit 3.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009 (File No. 1-8491), and incorporated herein by reference.

4.1(b)	Certificate of Designations, Preferences and Rights of Series B Cumulative Convertible Preferred Stock of the Registrant. Filed as part of exhibit 3.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009 (File No. 1-8491), and incorporated herein by reference.

4.1(c)	Certificate of Designations of 6.5% Mandatory Convertible Preferred Stock of the Registrant. Filed as part of exhibit 3.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009 (File No. 1-8491), and incorporated herein by reference.

4.1(d)	Certificate of Designations, Preferences and Rights of 12% Convertible Preferred Stock of the Registrant. Filed as part of exhibit 3.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009 (File No. 1-8491), and incorporated herein by reference.

4.2(a)	Form of Series 1 Common Stock Purchase Warrant. Filed as exhibit 4.1 to Registrant’s Current Report on Form 8-K filed on December 11, 2008 (File No. 1-8491), and incorporated herein by reference.

4.2(c)	Form of Series 3 Common Stock Purchase Warrant. Filed as exhibit 4.1 to Registrant’s Current Report on Form 8-K filed on February 9, 2009 (File No. 1-8491), and incorporated herein by reference.

4.2(d)	Form of Series 4 Common Stock Purchase Warrant. Filed as exhibit 4.1 to Registrant’s Current Report on Form 8-K filed on June 8, 2009 (File No. 1-8491), and incorporated herein by reference.

4.3	Form of Indenture (to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934 and incorporated by reference herein).

5.1	Opinion of David C. Sienko*

12.1	Computation of Ratio of Earnings to Fixed Charges*

23.1	Consent of BDO Seidman, LLP*

23.2	Consent of David C. Sienko (included in Exhibit 5.1)*

24.1	Powers of Attorney (included on signature page)*

25	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the trustee under the Indenture (to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934 and incorporated by reference herein).

*	Filed herewith.